Exhibit 99.1

Paul R. Lucchese, Esq.

Candela Corporation

(508) 358-7400, Ext. 310

paul.lucchese@candelalaser.com

TEXAS COURT ISSUES MARKMAN RULING

IN CANDELA’S SUIT AGAINST PALOMAR

WAYLAND, MA — August 7, 2008 — Candela Corporation (NASDAQ: CLZR), a global leader in the development and commercialization of advanced aesthetic laser and light-based systems, announced today that the United States District Court for the Eastern District of Texas, Lufkin Division issued the Markman ruling on August 6, 2008 in Candela’s patent lawsuit against Palomar Medical Technologies, Inc. (NASDAQ: PMTI).

In a Markman ruling, a district court hearing a patent infringement case interprets and rules on the scope and meaning of disputed patent claim language regarding the patents in suit. A Markman decision is often a significant factor in the progress and outcome of patent infringement litigation.

In the recently issued Markman Order, the Court adopted interpretations that Candela believes are favorable to Candela on all claim terms that were in dispute in the litigation.

On December 19, 2006, Candela filed a patent infringement complaint against Palomar Medical Technologies, Inc. (NASDAQ: PMTI) in the United States District Court for the Eastern District of Texas, Lufkin Division, asserting that Palomar’s Lux 1540™,  Lux DeepIR™,  Lux IR™, Lux G™, and Lux Y™ handpieces willfully infringe upon one or more of United States patents: 5,810,801, 6,659,999 and 6,120,497.

“We are pleased with the Court’s Markman Order. We remain confident in our position concerning Palomar’s infringement of the patents at issue, and look forward to proceeding to trial,” said Gerard Puorro, Candela’s President and CEO. “While the outcome of this and any legal matter cannot be predicted with certainty, we believe the Court’s Markman Order is another significant step towards the successful resolution of this litigation, and further validates Candela’s ongoing commitment to the enforcement of its intellectual property.

The Court’s Markman Order is accessible by clicking on the link below.

www.candelalaser.com/markman.pdf

About CANDELA:  Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 70 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 19 years ago, and currently has an installed base of an estimated 12,000 lasers worldwide. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. Such statements may relate to, among other things, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock. The risks and uncertainties that may affect forward-looking statements include, among others: the cancellation or deferral of customer orders, the risk of a material adverse judgment in pending litigation matters, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.